                                                                     EXHIBIT 4.2

                           VARCO INTERNATIONAL, INC.

                          WAIVER AND THIRD AMENDMENT

                                      TO

                                NOTE AGREEMENT

                           DATED AS OF MARCH 8, 1995

To Each of the Institutions Named
 in the Attached Schedule I (the "Holders")

Ladies and Gentlemen:

      Reference is made to the Note Agreement dated as of July 1, 1992 (as heretofore amended, modified or supplemented by amendment or waiver, the "Note Agreement") between Varco International, Inc., a California corporation (the "Company"), and each of the Purchasers named in Schedule 1 thereto pursuant to which the Company issued $50,000,000 aggregate principal amount of its 8.95% Senior Notes due June 30, 1999 (the "Notes"). This Waiver and Third Amendment to Note Agreement is hereinafter referred to as this "Waiver." Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Note Agreement.

      The Company intends to repurchase shares of its outstanding Common Stock for a purchase price of approximately $40,000,000 in a self-tender offer. It is likely that the Company would use a "Dutch Auction" type tender offer in which the number of shares is specified and the purchase price per share is expressed as a range. Whether the self-tender is a "Dutch Auction" type or a tender for a fixed number of shares at a fixed price, the maximum aggregate purchase price for all shares purchased will not exceed $45,000,000. The self-tender described in this paragraph is hereinafter referred to as the "Self-Tender."

       The Company has requested an amendment of Sections 7.1, 7.3 and 7.4(d) of the Note Agreement and certain waivers to avoid violating Section 7.8 of the Note Agreement, and the Holders are willing to agree to such amendments and grant such waivers on the terms and conditions hereinafter set forth.

       In consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Holders agree as follows:


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(S)1  AMENDMENT OF THE NOTE AGREEMENT

      1.1 AMENDMENT OF SECTION 7.1. Section 7.1 of the Note Agreement is amended to read in its entirety as follows:

            "7.1 Consolidated Tangible Net Worth. The Company will not permit,
                 -------------------------------
      at any time, its Consolidated Tangible Net Worth to be less than the lesser of (a) $72,000,000 plus the cumulative sum of 50% of Consolidated Net Income (without reduction for any losses) subsequent to December 31, 1994, or (b) $135,000,000."

      1.2 AMENDMENT OF SECTION 7.3. Section 7.3 of the Note Agreement is amended to read in its entirety as follows:

            "7.3 Current Ratio. The Company will not permit, at any time, the
                 -------------
      ratio of Consolidated Current Assets to Consolidated Current Liabilities to be less than 2.2 to 1.0."

      1.3 AMENDMENT OF SECTION 7.4(d). Section 7.4(d) of the Note Agreement is amended to read in its entirety as follows:

            "(d) Additional Indebtedness of the Company or a Restricted Subsidiary, provided that at the time of incurring such additional Indebtedness and after giving effect thereto and to the application of the proceeds therefrom, (i) Consolidated Indebtedness then to be outstanding shall not exceed 60% of Consolidated Net Tangible Assets if such additional Indebtedness is incurred on or before December 31, 1995, or 50% of Consolidated Net Tangible Assets if such additional Indebtedness is incurred after December 31, 1995 and (ii) the pro forma ratio of Consolidated Income Available for Fixed Charges to Fixed Charges for the four consecutive fiscal quarters immediately preceding such date shall not be less than 2.5 to 1.0; and"

(S)2 CONSENT, WAIVER AND AGREEMENT. The Holders hereby (i) consent to the Self-Tender and waive any violation of Section 7.8 of the Note Agreement resulting therefrom, (ii) agree that the amount expended by the Company in connection with the Self-Tender shall not constitute a "Restricted Payment", as such term is defined in the Note Agreement and, accordingly, shall not be included in any calculation of aggregate Restricted Payments for the purposes of
Section 7.8 of the Note Agreement and (iii) agree that neither the sale of short term investments by the Company to fund the Self-Tender nor the amount expended by the Company in the Self-Tender shall constitute a "Disposition" as such term is defined in Section 7.11 of the Note Agreement.

                                  2.
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(S)3.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

       As an inducement to the Holders to enter into this Waiver, the Company represents and warrants that:

       3.1 EVENT OF DEFAULT. Upon the effectiveness of this Waiver, there will exist no Default or Event of Default under the Note Agreement, as amended hereby.

       3.2 AUTHORIZATION. The execution and delivery by the Company of this Waiver have been duly authorized by proper corporate proceedings, and this Waiver and the Note Agreement, as amended hereby, constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

       3.3 NO CONFLICT. Neither the execution and delivery by the Company of this Waiver, nor compliance with the provisions hereof or with the Note Agreement as amended hereby, will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Company or the articles of incorporation or by-laws of the Company or the provisions of any indenture, instrument or agreement to which the Company is a party or is subject, or by which it or its property is bound, or conflict with or constitute a default thereunder.

       3.4 REPRESENTATIONS AND WARRANTIES. The representations and warranties set forth in Section 3.1 of the Note Agreement are true and correct, in all material respects, as of the date of this Waiver.

(S)4. EFFECTIVE DATE OF WAIVER. This Waiver shall be effective as of the date set forth above upon the execution and delivery of this Waiver by the Holders of at least 66-2/3% in aggregate principal amount of the Notes outstanding.

(S)5.  MISCELLANEOUS.

       5.1 RATIFICATION. The Note Agreement, as amended hereby, shall remain in full force and effect and is ratified, approved and confirmed in all respects.

       5.2 REFERENCE TO NOTE AGREEMENT. From and after the effective date of this Waiver, each reference in the Note Agreement to "this Agreement," "hereof," or "hereunder" or words of like import, and all references to the Note Agreement in any and all agreements, instrument, documents, notes, certificates and other writings of every kind and nature shall be deemed to mean the Note Agreement, as modified and amended by this Waiver.

                                      3.
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     5.3  CHOICE OF LAW.  This Waiver shall be governed by and construed in accordance with the laws of the State of Illinois.

     5.4 EXECUTION IN COUNTERPARTS. This Waiver may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the Company and the Holders have caused this Waiver to be executed and delivered by their respective officer or officers thereunto duly authorized.

                                       VARCO INTERNATIONAL, INC.

                                       By:
                                          --------------------------------------
                                          Title:

                                       By:
                                          --------------------------------------
                                          Title:


                                       By:
                                          --------------------------------------
                                          Title:

                                       FEDERAL KEMPER LIFE ASSURANCE
                                       COMPANY

                                       By:
                                          --------------------------------------
                                          Title:


                                       By:
                                          --------------------------------------
                                          Title:

                                       FIDELITY LIFE ASSOCIATION

                                       By:
                                          --------------------------------------
                                          Title:

                                       By:
                                          --------------------------------------
                                          Title:

                                      4.
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                                       AMERICAN MANUFACTURERS MUTUAL
                                       INSURANCE COMPANY

                                       By:
                                          --------------------------------------
                                          Title:

                                       By:
                                          --------------------------------------
                                          Title:

                                       JOHN HANCOCK MUTUAL LIFE
                                       INSURANCE COMPANY

                                       By:
                                          --------------------------------------
                                          Title:

                                       JOHN HANCOCK VARIABLE LIFE
                                       INSURANCE COMPANY

                                       By:
                                          --------------------------------------
                                          Title:

                                       JOHN HANCOCK LIFE INSURANCE
                                       COMPANY OF AMERICA

                                       By:
                                          --------------------------------------
                                          Title:

                                       MASSACHUSETTS MUTUAL LIFE
                                       INSURANCE COMPANY

                                       By:
                                          --------------------------------------
                                          Title:

                                       CENTRAL LIFE ASSURANCE COMPANY

                                       By:
                                          --------------------------------------
                                          Title:

                                      5.
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                                  SCHEDULE I


                                LIST OF HOLDERS


                   Kemper Investors Life Insurance Company*

                    Federal Kemper Life Assurance Company*

                          Fidelity Life Association*

               American Manufacturers Mutual Insurance Company*

                  John Hancock Mutual Life Insurance Company

                 John Hancock Variable Life Insurance Company

                John Hancock Life Insurance Company of America

                  Massachusetts Mutual Life Insurance Company

                       Central Life Assurance Company**

- ------------
 * Note registered in the name of KEMCO & CO, as nominee.

** Note registered in the name of Salkeld & Co., as nominee for Bankers Trust
   Company, as custodian.